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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                          LATIN VENTURE PARTNERS, INC.
                          ----------------------------

         Pursuant to the provisions of section 607.1006, Florida Statues, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:  Amendment adopted:

Article I is hereby amended to read as follows:

         The name of this corporation is C3D INC.

SECOND:  There is no change to the capital of the corporation.

THIRD:   This amendment was adopted on March 12th, 1999.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.



Signed this 12th day of March, 1999.  /s/ John Jones
                                      ------------------------------------------
                                      John Jones, President

                                      Prepared by: Alixe B. Cormick
                                                   Barrister & Solicitor
                                                   Venture Law Corporation
                                                   #618 - 688 W. Hastings Street
                                                   Vancouver, BC V6L 3E3
                                                   Tel:     (604) 659-9188
                                                   Fax:     (604) 659-9178

                                 NOTARY WITNESS

         On March 12th, 1999, personally appeared before me, a Notary Public, John Jones, President of Latin Venture Partners, Inc., who acknowledged that he executed the above instrument.

                                                 /s/ A.R. Jayes
                                                 -------------------------------
                                                 Notary Public/Solicitor
                                                 A.R. Jayes
                                                 Solicitor
                                                 Gentle Jayes
                                                 66 Grosvenor Street
                                                 London, W1X OBD